    As filed with the Securities and Exchange Commission on November 26, 1997
                                                          Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                          AMERICAN ANNUITY GROUP, INC.
             (Exact name of Registrant as specified in its charter)

                DELAWARE                               06-1356481
      (State or other jurisdiction         (I.R.S. Employer Identification
    of incorporation or organization)                   Number)

                              250 EAST FIFTH STREET
                             CINCINNATI, OHIO 45202
                                 (513) 333-5300
                        (Address, including zip code, and
                        telephone number, including area
                         code, of Registrant's principal
                               executive offices)

                            AAG HOLDING COMPANY, INC.
             (Exact name of Registrant as specified in its charter)

                  OHIO                                 31-1475936
      (State or other jurisdiction         (I.R.S. Employer Identification
    of incorporation or organization)                   Number)

                              250 EAST FIFTH STREET
                             CINCINNATI, OHIO 45202
                                 (513) 333-5300
                        (Address, including zip code, and
                        telephone number, including area
                         code, of Registrant's principal
                               executive offices)
                                  -------------

          MARK F. MUETHING, ESQ.                  WITH COPIES TO:
 SENIOR VICE PRESIDENT, GENERAL COUNSEL       PAUL V. MUETHING, ESQ.
              & SECRETARY                   KEATING, MUETHING & KLEKAMP
      AMERICAN ANNUITY GROUP, INC.             1800 PROVIDENT TOWER
         250 EAST FIFTH STREET                CINCINNATI, OHIO 45202
         CINCINNATI, OHIO 45202                   (513) 579-6517
           (513) 333-5300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                  -----

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                           -----

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]
                                                  (Cover continued on next page)

                                          CALCULATION OF REGISTRATION FEE
=====================================================================================================================
Title of each Class of                                Proposed Maximum             Proposed Maximum      Amount of
Securities to be               Amount to be           Aggregate Offering           Aggregate Offering    Registration
Registered                     Registered (1)         Price Per Security(2)        Price (2)             Fee
---------------------------------------------------------------------------------------------------------------------
Debt Securities of AAG         $150,000,000                  100%                   $150,000,000          $45,455
Holding Company, Inc.

Guarantee of Debt
Securities of AAG
Holding Company, Inc.
by American Annuity
Group, Inc.(3)

=====================================================================================================================
Total                           $150,000,000                  100%                   $150,000,000          $45,455
=====================================================================================================================

(1) Such indeterminate number or amount of Debt Securities of AAG Holding Company, Inc. may from time to time be issued at indeterminate prices. The amount registered is in United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The aggregate offering price of the Debt Securities registered hereby will not exceed $150,000,000.

(3) No separate consideration will be received for the American Annuity Group, Inc. Guarantee.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


================================================================================

                 SUBJECT TO COMPLETION, DATED NOVEMBER 25, 1997

PROSPECTUS
                                  $150,000,000

                            AAG HOLDING COMPANY, INC.

                                 DEBT SECURITIES

                   GUARANTEED BY AMERICAN ANNUITY GROUP, INC.


         AAG Holding Company, Inc. ("AAG Holding" or the "Company") may from time to time offer, together or separately, in one or more series, unsecured debt securities which may be either senior or subordinated debt securities (together, the "Debt Securities"), consisting of debentures, notes and/or other evidences of indebtedness in amounts, at prices and on terms to be determined at the time of the offering of such Debt Securities. All such Debt Securities will be guaranteed by American Annuity Group, Inc. ("AAG"), which owns 100% of the outstanding Common Stock of AAG Holding.

         The Debt Securities may be offered as separate series or issuances at an aggregate initial public offering price not to exceed $150,000,000 or, if applicable, the equivalent thereof in one or more foreign currencies or in amounts determined by reference to an index as shall be designated by the Company. The amount of the various Debt Securities to be offered, as well as the prices and terms of issuance, will be determined in light of market conditions at the time of sale.

         Specific terms of the particular Debt Securities covered by this Prospectus will be set forth in a Prospectus Supplement which will describe, where applicable, the specific designation, aggregate principal amount, ranking as senior or subordinated debt securities, denominations, maturity, any interest rate and method of calculating payment of any interest, dates on which any premium or any interest is payable, any terms for redemption, any terms for sinking fund payments, any terms for conversion or exchange into other securities, any right of AAG Holding to defer payment of interest on the Debt Securities, and the maximum length of such deferral period, subordination terms, currency or currencies of denomination and payment (if other than U.S. dollars), the purchase price, any listing on a securities exchange and any other terms in connection with the offering and sale of the Debt Securities relating to the delivery of this Prospectus. The Debt Securities may be issued in registered or bearer form, or both. If so specified in the applicable Prospectus Supplement, Debt Securities may be issued in whole or in part in the form of one or more temporary or permanent global securities.

         The Debt Securities may be sold by the Company directly, or to or through underwriters or through dealers or agents. See "Plan of Distribution." The names of any underwriters, dealers or agents involved in the sale of the Debt Securities relating to the delivery of this Prospectus and any applicable fee, commission or discount arrangements with them will be set forth in the applicable Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.

               THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES
                   OF DEBT SECURITIES UNLESS ACCOMPANIED BY A
                             PROSPECTUS SUPPLEMENT.

                                  ------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ------------

               The date of this Prospectus is          , 1997.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR THE DOCUMENTS INCORPORATED OR DEEMED INCORPORATED BY REFERENCE HEREIN, AND ANY INFORMATION OR REPRESENTATIONS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, AAG OR BY ANY AGENT, DEALER OR UNDERWRITER. THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE DEBT SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.


                              AVAILABLE INFORMATION

         AAG is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files periodic reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). The Company and AAG have filed a Registration Statement on Form S-3 (the "Registration Statement") with the Commission under the Securities Act of 1933 (the "Securities Act") with respect to the Debt Securities. This Prospectus does not contain all the information, exhibits and undertakings contained in the Registration Statement, to which reference is hereby made. Statements contained in this Prospectus as to the terms of any contract or other document are not necessarily complete with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement. Reference is made to the exhibits for a more complete description of the matter involved. Such reports, proxy and information statements, the Registration Statement and other information filed with the Commission by AAG may be inspected at and obtained from the Commission at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Suite 1400, 500 West Madison Avenue, Chicago, Illinois, and at 7 World Trade Center, 13th Floor, New York, New York. Copies of such material can also be obtained at prescribed rates by mail from the Public Reference Section of the Commission at its Washington, D.C. address set forth above. Such material may also be accessed electronically by means of the Commission's home page on the World Wide Web located at http://www.sec.gov. In addition, material filed by AAG can be obtained and inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 (the "NYSE"), on which AAG's Common Stock is listed.

         No separate financial statements of AAG Holding have been included and none are incorporated by reference herein. AAG does not believe that such financial statements would be material to prospective purchasers of Debt Securities because (i) all of the Common Stock of AAG Holding is owned, directly or indirectly, by AAG, a reporting company under the Exchange Act, and (ii) the obligations of AAG Holding under the Debt Securities will be fully and unconditionally guaranteed by AAG. See "Description of Debt
Securities--Guarantee of Debt Securities."

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         This Prospectus incorporates by reference certain documents relating to AAG which are not delivered herewith. These documents (other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents) are available, without charge, on oral or written request by any person to whom this Prospectus is delivered. Written or telephone requests should be directed to Mark F. Muething, Senior Vice President, General Counsel and Secretary, 250 East Fifth Street, Cincinnati, Ohio 45202, telephone
(513) 333-5515. The following documents, which have been filed by AAG (File No. 1-11632) with the Commission, are hereby incorporated by reference in this
Prospectus:

     (i)  Annual Report on Form 10-K for the year ended December 31, 1996; and

     (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

         All documents subsequently filed by AAG pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this Offering shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing thereof.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                               PROSPECTUS SUMMARY


         This summary is qualified by the more detailed information and financial statements appearing elsewhere, or incorporated by reference, in this Prospectus.

                          AMERICAN ANNUITY GROUP, INC.

         American Annuity Group, Inc. ("AAG") is a holding company which, through its subsidiaries, is engaged principally in the sale of tax-deferred annuities and life and health insurance. AAG's primary operating subsidiary is Great American Life Insurance Company ("GALIC"). GALIC sells annuities to employees of qualified not-for-profit organizations under Section 403(b) of the Internal Revenue Code. GALIC also sells annuities in the non-qualified market. AAG acquired GALIC in December 1992. At December 31, 1996, GALIC had statutory assets in excess of $5.69 billion, representing a 29% compounded annual growth in assets since 1976.

         GALIC has several life insurance subsidiaries including (i) American Memorial Life Insurance Company ("American Memorial"), which markets individual life insurance and annuity policies with the sponsorship of state associations of funeral directors as well as individual funeral directors across the country,
(ii) Annuity Investors Life Insurance Company ("AILIC"), which markets group and individual variable annuities, and (iii) Loyal American Life Insurance Company ("Loyal"), which specializes in life and health insurance sold through payroll deduction plans and credit unions.

         American Financial Group, Inc. and its subsidiaries ("AFG") collectively own approximately 81% of AAG's outstanding Common Stock.

                            AAG HOLDING COMPANY, INC.

         AAG Holding Company, Inc. ("AAG Holding" or the "Company") is a wholly-owned subsidiary of AAG that owns all of the stock of GALIC. All Debt Securities will be issued by AAG Holding and guaranteed by AAG.

                                 USE OF PROCEEDS

         Unless otherwise indicated in the accompanying Prospectus Supplement, the net proceeds received by the Company from the sale of any Debt Securities offered hereby are expected to be used for general corporate purposes, which may include investment in insurance businesses and the repayment of outstanding debt of the Company, AAG and their subsidiaries. Until the net proceeds are used for these purposes, the Company may deposit them in interest-bearing accounts or invest them in marketable securities. The specific allocations, if any, of the proceeds of any of the Debt Securities will be described in the Prospectus Supplement relating thereto.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the historical ratios of earnings to fixed charges for AAG and its subsidiaries, including the Company. Fixed charges are computed on a "total enterprise" basis. For purposes of calculating the ratios, "earnings" have been computed by adding to pretax earnings from continuing operations the fixed charges and minority interest in earnings of subsidiaries having fixed charges and deducting (adding) the undistributed equity in earnings (losses) of investees. Fixed charges include interest (excluding annuity benefits), amortization of debt issue expense, preferred dividend requirements of AAG and its subsidiaries and a portion of rental expense deemed to represent the interest factor.

                                            Nine Months
                                                 Ended
                                            September 30,          Year Ended December 31,
                                            -------------          -----------------------
                                            1997     1996      1996     1995    1994     1993
                                            ----     ----      ----     ----    ----     ----
Historical ratio of
  earnings to fixed charges..........       4.7      6.1        5.4      6.0     3.8      3.8


                         DESCRIPTION OF DEBT SECURITIES

GENERAL

         The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions do not apply to those Debt Securities will be described in the Prospectus Supplement relating to such Debt Securities.

         The Debt Securities will be general unsecured obligations of the Company and will constitute either senior debt securities or subordinated debt securities. All Debt Securities will be fully and unconditionally guaranteed by AAG. See "Guarantee of Debt Securities." In the case of Debt Securities that will be senior debt securities ("Senior Debt Securities"), the Senior Debt Securities will be issued under an Indenture (the "Senior Indenture") to be executed among the Company, American Annuity Group, Inc., as Guarantor and Star Bank, N.A., as trustee (the "Senior Debt Trustee"). In the case of Debt Securities that will be subordinated debt securities ("Subordinated Debt Securities"), the Subordinated Debt Securities will be issued under an Indenture (the "Subordinated Indenture") to be executed among the Company, American Annuity Group, Inc., as Guarantor and Star Bank, N.A., as trustee (the "Subordinated Debt Trustee"). The Senior Debt Trustee and the Subordinated Debt Trustee are sometimes referred to herein individually as the "Trustee" or collectively as the "Trustees." The Senior Indenture and the Subordinated Indenture are sometimes referred to herein individually as the "Indenture" or collectively as the "Indentures". The statements made under this caption relating to the Debt Securities and the Indentures are summaries only, do not purport to be complete, and are qualified in their entirety by reference to the form of Indenture filed with the Commission in connection with the issuance of any series of Debt Securities. Such summaries make use of terms defined in the Indentures. Wherever such terms are used herein, such terms are incorporated by reference from the Indentures as part of the statements made herein. Summaries of certain terms used herein will be included in the Prospectus Supplement relating to the issuance of any particular series of Debt Securities.

         Except as may be set forth in the terms of the Debt Securities and described in the Prospectus Supplement relating to such Debt Securities, the Indentures do not limit the amount of Debt Securities which can be issued thereunder and provide that additional Debt Securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Company's Board of Directors. Reference is made to the Prospectus Supplement for the following terms of the particular series of Debt Securities being offered thereby: (i) the title of the Debt Securities; (ii) the aggregate principal amount and authorized denominations of the offering; (iii) the price at which the Debt Securities will be issued; (iv) the date or dates on which the Debt Securities will mature (or manner of determining the same); (v) the rate or rates per annum, if any, at which the Debt Securities will bear interest (or the manner of calculation thereof) and the date or dates from which such interest will accrue; (vi) certain covenants which will be applicable to the offered Debt Securities; (vii) the times at which any interest will be payable (or manner of determining the same) and the Regular Record Dates for Interest Payment Dates; (viii) the place or places where the principal of (and premium, if any) and interest, if any, on the Debt Securities will be payable and each office or agency, as described below under "Denominations, Registration and Transfer," where the Debt Securities may be presented for transfer or exchange; (ix) any mandatory or optional sinking fund or analogous provisions; (x) the date, if any, after which, and the price at which, such Debt Securities are payable pursuant to any optional or mandatory redemption provisions; (xi) the terms and conditions upon which the Debt Securities may be repayable prior to maturity at the option of the holder thereof and the price at which such Debt Securities are so repayable;
(xii) any provisions regarding exchangeability or conversion of the Debt Securities; (xiii) information with respect to book-entry procedures, if any;
(xiv) any provisions of the Indenture which will not be applicable to such offering of Debt Securities; (xv) whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities; and (xvi) any other additional provisions or specific terms which may be applicable to such Debt Securities.

         Some of the Debt Securities may be issued as discounted Debt Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any Discounted Debt Securities will be described in the Prospectus Supplement relating thereto.

         Neither the Senior Indenture nor the Subordinated Indenture contain provisions that afford the holders of the Senior Debt Securities or Subordinated Debt Securities protection in the event of a highly leveraged transaction involving the Company or other similar transaction that may adversely affect such holders.

GUARANTEE OF DEBT SECURITIES

         The Indentures provide that AAG will fully and unconditionally guarantee the due and punctual payment of the principal and interest on the Debt Securities when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. Since AAG is a holding company, the right of AAG and, hence, the right of creditors of AAG (including the holders of the Debt Securities) to participate in any distribution of the assets of any subsidiaries of AAG, whether upon liquidation, reorganization or otherwise, is subject to prior claims of creditors of its subsidiaries, except to the extent that claims of AAG itself as a creditor of a subsidiary may be recognized.

DENOMINATIONS, REGISTRATION AND TRANSFER

         Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities of a series will be issuable only in fully registered form. Unless otherwise provided in an applicable Prospectus Supplement with respect to a series of Debt Securities, Debt Securities will be issued only in denominations of $1,000 or any integral multiple thereof.

         Debt Securities may be presented for exchange or for registration of transfer (with the form of transfer duly executed) at the office of a transfer agent designated by the Company for such purpose with respect to any series of Debt Securities. If a Prospectus Supplement refers to any transfer agent initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts.

         The Company is not required to issue, register the transfer of, or exchange Debt Securities of any series for the 15-day period prior to the mailing of a notice of redemption and, with respect to any Debt Securities called for redemption in whole or in part (except for the unredeemed portion of any Debt Securities being redeemed in part), following such mailing.

PAYMENT AND PAYING AGENTS

         Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of (and premium, if any) and interest, if any, on Debt Securities will be made (i) by check mailed or delivered to the address of the Person entitled thereto as such address shall appear in the Debt Security Register or (ii) by wire transfer to an account (with a bank located inside the United States) designated by the Person entitled thereto. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on any Debt Security will be made to the Person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such interest payment.

         All moneys paid by the Company to the Trustee or a Paying Agent for the payment of principal of (and premium, if any) and interest, if any, on any Debt Security which remains unclaimed at the end of two years after such principal, premium or interest shall have become due and payable may be repaid to the Company and the holder of such Debt Security will thereafter look only to the Company for payment thereof.

CONSOLIDATION, MERGER AND TRANSFER OF ASSETS

         Under the Indentures, the Company may not consolidate with or merge into any other entity or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any entity, unless: (1) either (a) the Company shall be the continuing corporation or (b) the entity (if other than the Company) formed by such consolidation or into which the Company is merged or the entity that acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the properties and assets of the Company as an entirety shall be a corporation, partnership or trust organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, and shall expressly assume by a supplemental indenture, the due and punctual payment of the principal of and premium, if any, and interest on all the Debt Securities and the performance and observance of every covenant of the Indentures on the part of the Company to be performed or observed; (2) immediately thereafter, no Event of Default (and no event that, after notice or lapse of time, or both, would become an Event of Default) shall have occurred and be continuing; and (3) certain other conditions, if any, are met, as are described in the Prospectus Supplement relating to the Debt Securities being offered thereby.

         In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraphs in which the Company is not the continuing corporation, the successor entity formed or remaining would be substituted for the Company and the Company would be discharged from all obligations and covenants under the Indentures and the Debt Securities.

EVENTS OF DEFAULT

         Unless otherwise set forth in the applicable Prospectus Supplement and Supplemental Indenture, the following events will constitute "Events of Default" with respect to a series of Debt Securities: (i) default in the payment of any installment of interest on any Debt Securities in such series for 30 consecutive days after becoming due; (ii) default in the payment of the principal of (or premium, if any, on) any Debt Securities in such series when due; (iii) default in the performance of any other covenant or warranty applicable to such series contained in the Debt Securities or the Indenture for a period of 60 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by the holders of 25% in aggregate principal amount of such series of Debt Securities then Outstanding; (iv) default shall have occurred under another series of Debt Securities or any agreements, indentures or instruments under which the Company then has outstanding Indebtedness in excess of $10 million in the aggregate and, if not already matured in accordance with its terms, such Indebtedness shall have been accelerated and such acceleration shall not have been rescinded or annulled within ten days after notice thereof shall have been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of such series of Debt Securities then Outstanding, provided, that if, prior to the entry of judgment in favor of a Trustee, such default under the applicable Indenture or instrument shall be remedied or cured by the Company, or waived by the holders of such Indebtedness, then the Event of Default under such Senior Indenture shall be deemed likewise to have been remedied, cured or waived and provided, further, that if such default results from an action of the United States government or a foreign government which prevents the Company from performing its obligations under such agreement, indenture or instrument, the occurrence of such default will not be an Event of Default under Indenture; (v) one or more judgments, orders or decrees for the payment of money in excess of $10 million, either individually or in the aggregate, shall be entered against the Company and shall not be discharged, there shall have been a period of 60 days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect and there shall have been given written notice of the default to the Company by the Trustee or to the Company and the Trustee by the holders of 25% in aggregate principal amount of such series of Debt Securities then Outstanding; or (vi) certain events of bankruptcy, insolvency or reorganization with respect to the Company shall have occurred. If an Event of Default shall occur and be continuing with respect to a series of Debt Securities, either the applicable Trustee or the holders of at least 25% in principal amount of the Outstanding Debt Securities of such series may declare the entire principal amount of all the Debt Securities of such series to be immediately due and payable.

         Under the Indentures, the Company is required to furnish the Trustees annually a statement by certain officers of the Company to the effect that to the best of its knowledge the Company is not in default in the fulfillment of any of its obligations under the Indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default.

         The Indenture provides that the Trustee shall, within 90 days after the occurrence of a default with respect to a particular series of Debt Securities (unless such default has been cured or waived), give the holders of the Debt Securities of such series notice of such default known to it (the term default to mean the events specified above without grace periods); provided that, except in the case of a default in the payment of principal of (or premium, if any) or interest, if any, on any of the Debt Securities of such series, the Trustee shall be protected in withholding such notice if it in good faith determines the withholding of such notice is in the interest of the holders of the Debt Securities of such series.

         The holders of a majority in principal amount of a particular series of Debt Securities Outstanding have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such series or exercising any trust or power conferred on the Trustee, and to waive certain defaults. The Indentures provide that in case an Event of Default shall occur and be continuing, the Trustee shall exercise such of its rights and powers under the Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the Debt Securities unless they shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

SATISFACTION AND DISCHARGE

         Except as may otherwise be set forth in the Prospectus Supplement relating to a series of Debt Securities, the Indenture provides that the Company shall be deemed to have satisfied and discharged its obligations under the Debt Securities of such series (with certain exceptions) at any time prior to the Stated Maturity or redemption thereof when (a) the Company has deposited with the Trustee, in trust, sufficient funds to pay the principal of (and premium, if any) and interest, if any, to Stated Maturity (or to Redemption Date) on, the Debt Securities of such series, (b) the Company has paid all other sums payable with respect to the Debt Securities of such series and (c) certain other conditions are met. Upon such discharge, the holders of the Debt Securities of such series shall no longer be entitled to the benefits of the Indenture, except for certain rights, including registration of transfer and exchange of the Debt Securities of such series and replacement of mutilated, destroyed, lost or stolen Debt Securities, and shall look only to such deposited funds.

         Such discharge may be treated as a taxable exchange of the related Debt Securities for an issue of obligations of the trust or a direct interest in the cash and securities held in the trust. In that case, holders of such Debt Securities would recognize gain or loss as if the trust obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their Debt Securities. Such holders thereafter might be required to include in income a different amount than would be includable in the absence of discharge. Prospective investors are urged to consult their own tax advisors as to the specific consequences of discharge.

MODIFICATION AND WAIVER

         Certain modifications and amendments (which, generally, either benefit or do not affect the holders of Outstanding Debt Securities) of the Indenture may be made by the Company and the Trustee without the consent of holders of the Debt Securities. Other modifications and amendments of each Indenture require the consent of the holders of more than 50% in principal amount of the Outstanding applicable Debt Securities of each series issued under the Indenture affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest, if any, on any Debt Security, (b) reduce the principal amount of (or premium, if any) or interest, if any, on any Debt Security, (c) reduce the amount of principal of a Debt Security payable upon acceleration of the Maturity thereof, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date) or (e) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of the holders of which is required for modification or amendment of such Indenture or for waiver of compliance with certain provisions of such Indenture or for waiver of certain defaults.

         The holders of a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the applicable Indenture. The holders of a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive any past default under the Indenture with respect to that series, except a default in the payment of the principal of (or premium, if any) and interest, if any, on any Debt Security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the holder of each Outstanding Debt Security of that series affected.

PROVISIONS APPLICABLE TO THE SUBORDINATED DEBT SECURITIES

         The Subordinated Indenture will provide that the Subordinated Debt Securities are subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company whether now existing or hereafter incurred. In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of the Company, or in the event that the maturity of any Senior Indebtedness of the Company has been accelerated because of a default, then in either case, no payment will be made by the Company with respect to the principal (including redemption payments) of or interest on the Subordinated Debt Securities. Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of the Company (including interest after the commencement of any bankruptcy, insolvency, receivership or other proceedings at the rate specified in the applicable Senior Indebtedness, whether or not such interest is an allowable claim in any such proceeding) must be paid in full before the holders of Subordinated Debt Securities are entitled to receive or retain any payment. In the event that the Subordinated Debt Securities are declared due and payable before the Maturity Date, then all amounts due or to become due on all Senior Indebtedness shall have been paid in full (including interest after the commencement of any bankruptcy, insolvency, receivership or other proceedings at the rate specified in the applicable Senior Indebtedness, whether or not such interest is an allowable claim in any such proceeding) before holders of the Subordinated Debt Securities are entitled to receive or retain any payment. Upon satisfaction of all claims of all Senior Indebtedness then outstanding, the rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness of the Company to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full.

         The term "Senior Indebtedness" means, with respect to the Company or Guarantor, (i) the principal, premium, if any, and interest in respect of (A) Indebtedness of such obligor for money borrowed and (B) Indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor; (ii) all capital lease obligations of such obligor; (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such obligor for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;
(v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor); except in each case for (1) any such Indebtedness that is by its terms subordinated to or pari passu with the Subordinated Debt Securities, and
(2) any Indebtedness in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with the Company or the Guarantor that is a financing entity for such obligor (a "financing entity") in connection with the issuance by such financing entity of securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

         The Subordinated Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company.

                              PLAN OF DISTRIBUTION

         The Company may offer and sell Debt Securities in any of the following ways: (i) directly to purchasers, (ii) through agents, (iii) through underwriters, (iv) through dealers or (v) through a combination of any such methods. The Prospectus Supplement with respect to an offering of Debt Securities will set forth the terms of such offering, including, to the extent applicable, the name or names of any underwriters (and any managing underwriters), the names of any dealers or agents, the sales price of the Debt Securities and the proceeds to the Company from such sale, any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges or interdealer quotation system on which such Debt Securities are expected to be listed. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         Debt Securities may be offered and sold, and offers to purchase such securities may be solicited, by agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and the terms of such agency (including any commissions payable by the Company to such agent) will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

         If underwriters are utilized in the sale of Debt Securities, the Company will execute an underwriting agreement with such underwriters at the time an agreement for such sale is reached, and the names of the managing underwriter or managing underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and other compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of such Debt Securities. If underwriters are used in the sale, such underwriters will acquire Debt Securities for their own account and may resell such Debt Securities from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. Debt Securities may be offered to the public either through underwriting syndicates represented by managing underwriters, or directly by underwriters without a syndicate. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the Debt Securities offered thereby. If any underwriters are utilized in the sale of the Debt Securities, unless otherwise set forth in the Prospectus Supplement relating thereto, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all such Debt Securities, if any are purchased.

         If a dealer is utilized in the sale of the Debt Securities, the Company will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

         Agents, underwriters and dealers may be entitled under agreements that may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make in respect thereof. Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for the Company and affiliates of the Company. Any agents, dealers or underwriters participating in the offering of Debt Securities may be deemed "underwriters" within the meaning of the Securities Act, of the Debt Securities so offered.

         Offers to purchase Debt Securities may be solicited directly by the Company and sales thereof may be made by the Company directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales, including the terms of any bidding or auction process, if utilized, will be described in the Prospectus Supplement relating thereto.

         Each series of Debt Securities will be a new issue of securities and may have no established trading market. Agents and underwriters may from time to time purchase and sell Debt Securities in the secondary market or may make a market in the Debt Securities, but are not obligated to do so, and there can be no assurance that there will be a secondary market for the Debt Securities or liquidity in the secondary market if one develops.

         If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase Debt Securities from the Company at the public offering price set forth in the applicable Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on a specified date in the future. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters, dealers or agents soliciting purchases of Debt Securities pursuant to Contracts accepted by the Company. The Contracts will be subject to the conditions set forth in the applicable Prospectus Supplement.

         As one of the means of direct issuances of Debt Securities, the Company may utilize the services of an entity through which it may conduct an electronic "dutch auction" or similar offering of the Debt Securities among potential purchasers who are eligible to participate in the auction or offering of such Debt Securities, if so described in the applicable Prospectus Supplement.

         The anticipated place and time of delivery for the Debt Securities will be set forth in the applicable Prospectus Supplement.

                                  LEGAL MATTERS

         The validity of the Debt Securities offered hereby will be passed upon for the Company by Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio. Attorneys in Keating, Muething & Klekamp hold certain securities of the Company.


                                     EXPERTS

         The consolidated financial statements of AAG appearing in AAG's Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the offering described in this Registration Statement:

Securities and Exchange Commission registration fee*............................   $45,456
New York Stock Exchange listing fee.............................................    45,000
Legal fees and expenses.........................................................    35,000
Accounting fees and expenses....................................................    10,000
Printing and engraving expenses ................................................    50,000
Trustee's fees and expenses.....................................................    15,000
Rating Agencies' fees...........................................................   125,000
Blue Sky fees and expenses......................................................     5,000
Miscellaneous...................................................................     4,544
                                                                                  --------
TOTAL...........................................................................  $335,000
                                                                                  ========

----------------

*Actual; other expenses are estimated


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("DGCL") provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believe to be in, or not opposed to, the best interest of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful.
Section 145 further provides that, in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and without negligence or misconduct in the performance of their duties to the corporation. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through by-law provisions and otherwise.

         Article VII of the Registrant's By-Laws provides for indemnification of directors and officers similar to that provided in Section 145 of DGCL.

         Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transactions from which a director derived an improper personal benefit. Article Ninth of the Registrant's Certificate of Incorporation eliminates the liability of directors to the extent permitted by
Section 102(b)(7) of the DGCL.

         Ohio Revised Code Section 1701.13(E) allows indemnification by AAG Holding Company, Inc. ("AAG Holding") to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of AAG Holding, by reason of the fact that he is or was a director, officer, employee or agent of AAG Holding, against expenses, including judgment and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of AAG Holding and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of AAG Holding, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to AAG Holding unless deemed otherwise by the court. Indemnification is to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders or by the court. AAG Holding's Code of Regulations extends such indemnification.

         American Annuity Group, Inc. also maintains directors' and officers' reimbursement and liability insurance and has entered into agreement with its directors and officers providing for indemnification in certain events.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


        Exhibit                      Description of Document
        -------                      -----------------------

        1.1 *     Underwriting Agreement for Debt Securities
        4.1 **    Certificate of Incorporation of American Annuity Group, Inc.
        4.2 **    Bylaws of American Annuity Group, Inc.
        4.3       Form of Senior Indenture
        4.4       Form of Subordinated Indenture
        5.1 *     Opinion of Keating, Muething & Klekamp, P.L.L.
       23.1       Consent of Independent Auditors
       23.2       Consent of Keating, Muething & Klekamp, P.L.L.
       24.0       Powers of Attorney (contained on the signature page).

        Exhibit                      Description of Document
        -------                      -----------------------

       25.1 Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Star Bank, N.A., as Trustee under the Senior Indenture

       25.2 Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Star Bank, N.A., as Trustee under the Subordinated Indenture


-------------------

*     To be filed as an exhibit to a Current Report on Form 8-K.

**    Incorporated by reference from other documents filed with the Commission.

ITEM 17. UNDERTAKINGS.

(a)  The undersigned Registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) If the securities to be registered are to be offered at competitive bidding, the undersigned Registrant hereby undertakes: (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the Registration Statement, together with any supplements thereto, and (2) to file an amendment to the Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)      The undersigned Registrant hereby undertakes that

     (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

     (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) The undersigned Registrant hereby undertakes to file, if necessary, an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of such Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of the 25th day of November, 1997.

                                   AMERICAN ANNUITY GROUP, INC.

                                   By:      /s/ CARL H. LINDNER
                                      -----------------------------------
                                            Carl H. Lindner
                                            Chairman of the Board
                                            (Principal Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person below whose signature is preceded by an asterisk (*) hereby constitutes and appoints Mark F. Muething and William J. Maney, or each of them, his true and lawful attorney and agent, to do any and all acts and execute instruments for him in his name and in the capacity indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable American Annuity Group, Inc. to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign amendments (including post-effective amendments).


Signature                                      Capacity                                          Date
---------                                      --------                                          ----
 */s/ CARL H. LINDNER                          Chairman of the Board of Directors                November 25, 1997
------------------------------                 (Principal Executive Officer)
Carl H. Lindner

*/s/ S. CRAIG LINDNER                          Director                                          November 25, 1997
------------------------------
S. Craig Lindner

*/s/ ROBERT A. ADAMS                           Director                                          November 25, 1997
------------------------------
Robert A. Adams

*/s/ A. LEON FERGENSON                         Director                                          November 25, 1997
------------------------------
A. Leon Fergenson

*/s/ RONALD G. JOSEPH                          Director                                          November 25, 1997
------------------------------
Ronald G. Joseph

*/s/ JOHN T. LAWRENCE III                      Director                                          November 25, 1997
------------------------------
John T. Lawrence III

Signature                                      Capacity                                          Date
---------                                      --------                                          ----
*/s/ WILLIAM R. MARTIN                         Director                                          November 25, 1997
------------------------------
William R. Martin

*/s/ WILLIAM J. MANEY                          Senior Vice President, Treasurer and              November 25, 1997
------------------------------                 Chief Financial Officer (Principal
William J. Maney                               Financial Officer and Principal
                                               Accounting Officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of the 25th day of November, 1997.

                                         AAG HOLDING COMPANY


                                         By: /s/ CARL H. LINDNER
                                            ----------------------------
                                                 Carl H. Lindner
                                                 Chairman of the Board
                                                 (Principal Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person below whose signature is preceded by an asterisk (*) hereby constitutes and appoints Mark F. Muething and William J. Maney, or each of them, his true and lawful attorney and agent, to do any and all acts and execute instruments for him in his name and in the capacity indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable American Annuity Group, Inc. to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign amendments (including post-effective amendments).

Signature                                      Capacity                                         Date
---------                                      --------                                         ----
*/s/ CARL H. LINDNER                           Chairman of the Board of Directors               November 25, 1997
------------------------------                 (Principal Executive Officer)
Carl H. Lindner


*/s/ S. CRAIG LINDNER                          Director                                         November 25, 1997
------------------------------
S. Craig Lindner


*/s/ ROBERT A. ADAMS                           Director                                         November 25, 1997
------------------------------
Robert A. Adams


*/s/ WILLIAM J. MANEY                          Senior Vice President, Treasurer and             November 25, 1997
------------------------------                 Chief Financial Officer (Principal
William J. Maney                               Financial Officer and Principal
                                               Accounting Officer)
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